Exhibit 99. ACCT

EXHIBIT (a)(4)

Registrant’s Independent Public Accountant

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Funds	Predecessor Fund
Invesco Oppenheimer V.I. International Growth Fund	Oppenheimer International Growth Fund/VA
Invesco Oppenheimer V.I. Global Strategic Income Fund	Oppenheimer Global Strategic Income Fund/VA
Invesco Oppenheimer V.I. Main Street Small Cap Fund	Oppenheimer Main Street Small Cap Fund/VA
Invesco Oppenheimer V.I. Global Fund	Oppenheimer Global Fund/VA
Invesco Oppenheimer V.I. Capital Appreciation Fund	Oppenheimer Capital Appreciation Fund/VA
Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund	Oppenheimer Discovery Mid Cap Growth Fund/VA
Invesco Oppenheimer V.I. Total Return Bond Fund	Oppenheimer Total Return Bond Fund/VA
Invesco Oppenheimer V.I. Main Street Fund	Oppenheimer Main Street Fund/VA
Invesco Oppenheimer V.I. Government Money Fund	Oppenheimer Government Money Fund/VA
Invesco Oppenheimer V.I. Conservative Balanced Fund	Oppenheimer Conservative Balanced Fund/VA

The Board of Trustees appointed, upon recommendation of the Audit Committee, PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Funds for the Funds’ current fiscal year. PwC serves as the independent registered public accounting firm for other Invesco Funds.

Prior to the close of business on May 24, 2019, each Predecessor Fund was an unaffiliated investment company that was audited by a different independent registered public accounting firm (the “Prior Auditor”).

Effective after the close of business on May 24, 2019, the Prior Auditor resigned as the independent registered public accounting firm of the Predecessor Funds. The Prior Auditor’s report on the financial statements of the Predecessor Funds for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Predecessor Funds’ two most recent fiscal years and through May 24, 2019, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its report; or (2) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Trust has requested that the Prior Auditor furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 26, 2019 is attached as Attachment A to this exhibit.

Attachment A

August 26, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the Oppenheimer Variable Account Funds included in Appendix A and, under the dates included in Appendix A, we reported on the financial statements of the Oppenheimer Variable Account Funds as of and for the years ended December 31, 2018 and 2017. On May 24, 2019, we resigned as independent public accountant.

We have read the statements made by AIM Variable Insurance Funds (Invesco Variable Insurance Funds) included under Item 13(a)(4) of Form N-CSR dated August 26, 2019, and we agree with such statements except that we are not in a position to agree or disagree with the statement that the Board of Trustees appointed, upon recommendation of the Audit Committee, PricewaterhouseCoopers LLP as the independent registered public accounting firm of the AIM Variable Insurance Funds (Invesco Variable Insurance Funds) included in Appendix A.

Very truly yours,

/s/ KPMG LLP

Appendix A

Oppenheimer Variable Account Funds Series Name	Audit Opinion Date	AIM Variable Insurance Funds (Invesco Variable Insurance Funds) Series Name
Oppenheimer Capital Appreciation Fund/VA	February 14, 2019	Invesco Oppenheimer V.I. Capital Appreciation Fund

Oppenheimer Conservative Balanced Fund/VA	February 14, 2019	Invesco Oppenheimer V.I. Conservative Balanced Fund

Oppenheimer Discovery Mid Cap Growth Fund/VA	February 14, 2019	Invesco Oppenheimer V.I. Discovery Mid Cap Growth Fund

Oppenheimer Global Fund/VA	February 14, 2019	Invesco Oppenheimer V.I. Global Fund

Oppenheimer Global Strategic Income Fund/VA	February 19, 2019	Invesco Oppenheimer V.I. Global Strategic Income Fund

Oppenheimer Government Money Fund/VA	February 14, 2019	Invesco Oppenheimer V.I. Government Money Fund

Oppenheimer International Growth Fund/VA	February 14, 2019	Invesco Oppenheimer V.I. International Growth Fund

Oppenheimer Main Street Fund/VA	February 14, 2019	Invesco Oppenheimer V.I. Main Street Fund

Oppenheimer Main Street Small Cap Fund/VA	February 14, 2019	Invesco Oppenheimer V.I. Main Street Small Cap Fund

Oppenheimer Total Return Bond Fund/VA	February 14, 2019	Invesco Oppenheimer V.I. Total Return Bond Fund